UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2008

Arrowhead Research Corporation

(Exact name of registrant as specified in its charter)

0-21898

(Commission File Number)

Delaware	46-0408024
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

201 South Lake Avenue, Suite 703, Pasadena, California 91101

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (626) 304-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01.	Entry into a Material Definitive Agreement.

On August 20, 2008, August 21, 2008 and August 22, 2008, Arrowhead Research Corporation (the “Company”) entered into subscription agreements with certain investors (the “Investors”) and with three members of management relating to the offering and sale of a total of 2,459,586 units, with each unit consisting of one share of common stock and a warrant to purchase one share of common stock. Of the 2,459,586 units sold in the offering, 2,281,990 units were sold to Investors at a purchase price of $1.80 per unit and 177,596 units were sold to three members of the Company’s management at a purchase price of $1.83 per unit. The last reported sale price of the Company’s common stock on the NASDAQ Global Market on August 15, 2008, the day the offering was launched, was $1.70. The warrants, which represent the right to acquire a total of 2,459,586 shares of common stock, have an exercise price of $2.00 per share and have a five-year term. The gross offering proceeds are approximately $4.4 million and the offering proceeds to the Company, net of estimated fees, will be approximately $4.2 million. The offering was made directly by the Company without an underwriter or placement agent. The Company paid finders fees of 7.5% of the gross proceeds.

The Company’s press release announcing the offering dated August 26, 2008 is filed herewith as Exhibit 10.1 to this report, the form of subscription agreement for the offering is filed herewith as Exhibit 10.2 to this report, and the form of warrant issued in the offering is filed herewith as Exhibit 10.3 to this report. The above description of the terms of the offering is qualified in its entirety by reference to the form of subscription agreement and the form of warrant filed herewith as exhibits.

The offering was made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-148218) previously filed with, and declared effective by, the Securities and Exchange Commission. Pursuant to Rule 424(b) under the Securities Act of 1933, on August 19, 2008 the Company filed with the Securities and Exchange Commission a prospectus and prospectus supplement relating to the registration statement. The offering was made under this prospectus and prospectus supplement. The Company may sell up to an additional 3,095,968 units in follow-on offerings at $1.80 per unit (or $1.83 per unit if purchased by a director or officer). The offering is expected to remain ongoing until September 15, 2008 and the Company will make additional filings to report follow-on investments.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed with this report on Form 8-K:

Exhibit Number	Description of Exhibit

10.1	Form of Subscription Agreement

10.2	Form of Common Stock Warrant

99.1	Press release announcing the offering, dated August 26, 2008

2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 26, 2008

ARROWHEAD RESEARCH CORPORATION

By:	/s/ Paul McDonnel
Paul McDonnel, Chief Financial Officer

3.